UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 6, 2006
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 9, 2006, Allergan, Inc. (“Allergan”) issued a press release announcing the settlement of a patent infringement lawsuit with Alcon, Inc. (“Alcon”) in the United States District Court for the District of Delaware contending that Alcon’s proposed brimonidine 0.15% product infringes two brimonidine-related patents owned by Allergan. Allergan and Alcon entered into the settlement on March 6, 2006. Pursuant to the settlement: (i) Alcon agreed to a license in the United States, beginning on September 30, 2009, under both patents at issue in the Delaware lawsuit; (ii) Alcon will not sell, offer for sale or distribute its brimonidine 0.15% product until September 30, 2009, or earlier if certain market conditions occur, the primary condition being a trigger based generally on the extent to which prescriptions of Allergan’s Alphagan® P (brimonidine tartrate ophthalmic solution) 0.15% have been converted to other brimonidine-containing products (including Allergan’s Alphagan® P (brimonidine tartrate ophthalmic solution) .1% and Combigan™); and (iii) upon market entry of Alcon’s 0.15% brimonidine product, Alcon will pay Allergan royalties on the sale of its product in the United States.
The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Allergan, Inc. press release dated March 9, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: March 10, 2006	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
99.1	Allergan, Inc. press release dated March 9, 2006